Item No. 77D (Policies with respect to
security investment) - Attachment



Global Macro Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus of Eaton Vance
Global Macro Absolute Return Fund, which invests in the Portfolio filed pursuant to Rule
497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.